CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Triangle Bancorp, Inc. on Form S-4 of our report dated January 19, 1998, on our audits of the consolidated financial statements of Triangle Bancorp, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report has been included in Triangle Bancorp, Inc.'s 1997 Annual Report on Form 10-K, and, our report dated June 16, 1998 on our audits of the supplemental consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, giving retroactive effect to the merger consummated on April 16, 1998, which report has been included in the Form 8-K dated June 17, 1998. We also consent to the reference to our firm under the captions "Experts", "Conditions to Consummation of the Merger", "Accounting Treatment" "Certain Federal Income Tax Consequences" and "Legal and Tax Matters".


/s/ Coopers & Lybrand L.L.P

Raleigh, North Carolina
June 17, 1998